Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the Financial Institutions, Inc. 401(k) Plan:

We consent to incorporation by reference in the Registration Statement (File No. 333-87338) on Form S-8 of our report dated June 24, 2019, appearing in this Annual Report on Form 11-K of the Financial Institutions, Inc. 401(k) Plan for the year ended December 31, 2018.

/s/ Bonadio & Co., LLP

Amherst, New York

June 19, 2020